Exhibit 10(b) Consent of Attorneys


Christopher S. Petito                                              202-986-8283


                                February 18, 2005


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
2940 South 84th Street
Lincoln, Nebraska 68506-4142

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 4 to the Registration Statement No. 333-109688 of Lincoln Benefit Life Variable Annuity Account on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                               /s/ Christopher S. Petito
                            By:---------------------------
                                  Christopher S. Petito